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                                                                      Exhibit 23

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements of Aon Corporation described in the following table of our report dated February 12, 2003, with respect to the consolidated financial statements and schedules of Aon Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2002.

     REGISTRATION STATEMENT
     FORM         NUMBER                               PURPOSE

     S-8          33-27984          Pertaining to Aon's savings plan
     S-8          33-42575          Pertaining to Aon's stock award plan and stock option plan
     S-8          33-59037          Pertaining to Aon's stock award plan and stock option plan
     S-3          333-50607         Pertaining to the registration of 369,000 shares of common stock
     S-8          333-55773         Pertaining to Aon's stock award plan, stock option plan, and employee stock purchase plan
     S-3          333-78723         Pertaining to the registration of debt securities, preferred stock and common stock
     S-4          333-57706         Pertaining to the registration of up to 3,852,184 shares of common stock
     S-3          333-74364         Pertaining to the registration of debt securities, preferred stock, common stock, share purchase contracts, and share purchase units
     S-3          333-100466        Pertaining to the registration as amended of 2,707,018 shares of common stock
     S-3          333-102799        Pertaining to the registration of senior convertible debentures and common stock
     S-8          333-103344        Pertaining to the registration of common stock
     S-4          333-103704        Pertaining to the registration of debt securities


                                                /s/ ERNST & YOUNG LLP


Chicago, Illinois
March 20, 2003